CERTIFICATE OF INCORPORATION

                                       OF

                               COAL VENTURES, INC.

         1.    NAME. The name of the Corporation shall be Coal Ventures, Inc.

         2. REGISTERED OFFICE AND AGENT. The Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. PURPOSE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

         5. BYLAWS. The board of directors is authorized to make, alter or repeal the bylaws of the Corporation.

         6. CUMULATIVE VOTING. Cumulative voting shall not be allowed in the election of directors.

         7.    INCORPORATOR.   The  name  and   mailing   address  of  the  sole
incorporator is:

               L. J. Vitalo
               The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware  19801

         8. DIRECTOR LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable, to the extent provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring before such amendment.

         9. INDEMNIFICATION. Each person who is or becomes an executive officer or director of the Corporation shall be indemnified and advanced expenses by the Corporation with respect to all threatened, pending or completed actions, suits or proceedings in which that person was, is, or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Corporation. This Article obligates the Corporation to indemnify and advance expenses to its executive officers or directors only in connection with proceedings arising from that person's conduct in his official capacity with the Corporation to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. The Indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which directors and executive officers may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of May, 1998.



                                     /s/ L. J. VITALO
                                     -------------------------------------------
                                     Sole Incorporator
                                     L.J. Vitalo

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                             OF COAL VENTURES, INC.


                                                                   June 25, 1998



         Coal Ventures, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of Delaware:

         Section 4 of the Corporation's Certificate of Incorporation is amended to read in its entirety as set forth below:

                  4. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty Thousand (150,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to One Thousand Five Hundred Dollars ($1,500.00).


                                                     COAL VENTURES, INC.


                                                     By: /S/ JOHN LYNCH
                                                         -----------------------
                                                         John Lynch, Secretary

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                               COAL VENTURES, INC.


                                 August 3, 1998



         Coal Ventures, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of Delaware:

         Section 1 of the Corporation's Certificate of Incorporation is amended to read in its entirety as set forth below:

                  1. NAME. The name of the Corporation shall be AEI Resources, Inc.




                                                COAL VENTURES, INC.


                                                By:  /S/ DONALD BROWN
                                                     ------------------------
                                                      Donald Brown, President